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                                     [LETTERHEAD]


                             Independent Auditors' Consent


The Board of Directors
Nash Finch Company

We consent to incorporation by reference in the Registration Statements (Nos. 33-54487 and 33-64313) on Form S-8 of Nash Finch Company of our reports dated March 3, 1995, relating to the consolidated statements of earnings, stockholders' equity and cash flows of Nash Finch Company and subsidiaries and related consolidated financial statement schedule for the fiscal year ended December 31, 1994, which reports are included or incorporated by reference in the Decmeber 28, 1996 annual report on Form 10-K of Nash
Finch Company.

                                                       /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 28, 1997